Exhibit 99.2

Pacific Mercantile Bancorp Announces Participation
in Upcoming Investor Conferences
Costa Mesa, CA.- November 2, 2017 - Pacific Mercantile Bancorp (NASDAQ: PMBC), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, and PM Asset Resolution, Inc. ("PMAR"), a wholly owned non-bank subsidiary, today announced that Tom Vertin, President & Chief Executive Officer, Thomas Inserra, Executive Vice President & Chief Risk Officer, and Curt Christianssen, Executive Vice President & Chief Financial Officer, will participate in the following investor conferences during the month of November:
Hovde Group’s 2nd Annual Fast-Forward Bank Conference
November 7, 2017
Phoenix, Arizona
Piper Jaffray West Coast Bank Symposium
November 9, 2017
Newport Beach, California
During the conferences, the management team will hold a series of meetings with institutional investors.
A copy of the investor presentation to be used during the meetings will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed on the SEC Filings page of the Company’s investor relations website.
About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients. The Bank is headquartered in Orange County and operates a total of seven offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. The Bank offers tailored flexible solutions for its clients including an array of loan and deposit products, sophisticated cash management services, and comprehensive online banking services accessible at www.pmbank.com.
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Contact:
Curt Christianssen
Chief Financial Officer
714-438-2500